Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Sara Lee Corporation (the “Company”) for the period ending March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Steven McMillan, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ C. STEVEN MCMILLAN
C. Steven McMillan Chairman of the Board, President and Chief Executive Officer

May 12, 2003

A signed original of this written statement required by Section 906 has been provided to Sara Lee Corporation and will be retained by Sara Lee Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

60